EXECUTION COPY


                          TECHNOLOGY PURCHASE AGREEMENT

       This Technology Purchase Agreement (this "AGREEMENT"), dated as of June 29, 2003, is between General Electric Company, a New York corporation acting through its GE Medical Systems Division (the "COMPANY"), and Positron Corporation, a Texas corporation ("SELLER"). Each of Company and Seller may be referred to individually as a "PARTY" and collectively as the "PARTIES".

                                   WITNESSETH:

       WHEREAS, the Company and Seller have determined that it is in their respective best interests to enter into an agreement whereby the Company agrees to cancel Seller's indebtedness to the Company pursuant to the Note (as defined herein) and surrender the 9,000,000 shares of Seller's common stock held by the Company as of the date hereof (the "SURRENDERED SHARES") and the warrant to purchase 6,000,000 shares of Seller's common stock held by the Company as of the date hereof (the "SURRENDERED WARRANT") in exchange for Seller's transfer of certain assets as described herein; and

       WHEREAS, the Company and Seller understand that it is vital to Seller's business for Seller to obtain certain irrevocable rights to use the assets transferred hereunder in perpetuity and have agreed to enter into a Software License Agreement of even date herewith in order to provide the Seller with such rights.

       NOW THEREFORE, in consideration of the foregoing premises, the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

              1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

       "ACQUISITION DOCUMENTS" means this Agreement, the Software License Agreement, the Services Agreement, the Bill of Sale and any other document or agreement executed in connection with any of the foregoing, together with any Exhibits and Schedules thereto, and in each case as modified, amended, supplemented, restated or renewed from time to time.

       "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person.

       "APPLICABLE LAW" means, with respect to any Person, any federal, state, local or foreign statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any governmental Authority applicable to

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such  Person or any of its  Affiliates  or any of their  respective  properties, assets, officers, directors, employees, consultants or agents.

       "BILL OF SALE" means that certain Bill of Sale dated as of the Closing Date, to be executed by Seller in favor of the Company, in substantially the form attached hereto as EXHIBIT 1.01B.

       "BUSINESS DAY" means each day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

       "CARDIAC PET SOFTWARE" means the software programs in object and source code that perform the functions set forth on EXHIBIT 1.01C.

       "CLAIM" means any action, claim, arbitration, proceeding, review, audit, hearing, investigation, litigation or suit, regardless of whether civil, criminal, administrative, investigative or informal.

       "CLOSING" means the execution of this Agreement and the simultaneous consummation of the transactions contemplated hereby.

       "CLOSING DATE" means the date hereof.

       "CONTRACT" means each contract, agreement, option, lease, license, sale and purchase order, commitment and other instrument of any kind, whether written or oral, to which Seller is a party or is otherwise bound.

       "COPYRIGHTS" means (a) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof, (b) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and any applications for registration thereof and (c) moral rights under the laws of any jurisdiction.

       "GAAP" means generally accepted accounting principles in the United States of America applied on a consistent basis.

       "GOVERNMENTAL APPROVAL" means an authorization, consent, approval, permit or license issued by, or a registration or filing with, or notice to, or waiver from, any Governmental Authority.

       "GOVERNMENTAL AUTHORITY" means any foreign or domestic federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

       "IMATRON" means Imatron Inc., a New Jersey corporation that was a wholly owned subsidiary of the Company before it was merged with and into the Company on June 27, 2003.

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       "INFRINGE" means infringe,  impair,  dilute,  misappropriate or otherwise violate any Intellectual Property Right.

       "INTELLECTUAL PROPERTY RIGHTS" means all rights in or to, or arising under or out of, any (a) Copyrights, (b) Patents, (c) Trademarks, (d) Trade Secrets and (e) all other intellectual or industrial property of any kind or nature, in each case arising under or protected by the laws of any country anywhere in the world.

       "IRS" means the Internal Revenue Service.

       "KNOWLEDGE" means, with respect to any Person, the actual knowledge of such Person. Without limiting the generality of the foregoing, with respect to any Person that is a corporation, limited liability company, partnership or other business entity, actual knowledge shall be deemed to include the actual knowledge of all directors, officers, partners and members of any such person.

       "LIABILITY" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the Financial Statements of such Person.

       "LICENSED-IN TRANSFERRED IP" means the Transferred IP that a third party owns but licenses to Seller under a Licensed-In Transferred IP Agreement.

       "LICENSED-IN TRANSFERRED IP AGREEMENTS" means the licenses, permits, sublicenses and other agreements or permissions under which Seller is a licensee or otherwise authorized to make, use, practice, sell, import, copy, adapt, distribute, sublicense or otherwise exploit the Licensed-In Transferred IP.

       "LICENSED-OUT TRANSFERRED IP AGREEMENTS" means the licenses, permits, sublicenses and other agreements or permissions under which Seller has licensed or otherwise authorized a third party to make, use, practice, sell, import, copy, adapt, distribute, sublicense or otherwise exploit any Transferred IP.

       "LIEN" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, encumbrance or hypothecation in respect of such asset.

       "MATERIAL ADVERSE EFFECT" means, (i) with respect to any Person, any circumstance of, change in, or effect on, or group of such circumstances of, changes in or effects on, the operations, financial condition, earnings, or results of operations, assets, or Liabilities of the Person that results in or would reasonably be expected to result in, a material adverse effect on, or a material adverse change in, the operations, financial condition, earnings, results of operations, assets or Liabilities of such Person or (ii) with respect to the Transferred Assets, any circumstance of, change in, or effect on, or group of such circumstances of, changes in or effects on, the Transferred Assets, that results in or would reasonably be expected to result in, a material adverse effect on, or a material adverse change in the Transferred Assets.

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       "NOTE" means the note in the  aggregate  principal  amount of  $2,000,000 issued by the Seller dated June 29, 2001 and payable to Imatron, and became an obligation of Seller to the Company upon the merger of Imatron and the Company.

       "PATENTS" means all classes or types of patents, utility models and design patents (including originals, divisions, continuations, continuations-in-part, re-examinations, extensions or reissues), and applications for these classes or types of patent rights in all countries of the world (and any patents issuing thereon).

       "PERMITTED LIENS" means (a) Liens for Taxes the payment of which is not yet due, (b) Liens for governmental assessments, charges or claims, other than Taxes, the payment of which is not yet due and none of which is material in amount and (c) statutory Liens of landlords and Liens imposed by Applicable Law incurred in the ordinary course of business which are either for immaterial sums not yet delinquent or are immaterial in amount and being contested in good faith and which, in case of either (b) or (c), do not in any material respect impair the ability to use the Transferred Assets in the manner in which they were used by Seller.

       "PERSON" means an individual, corporation, partnership, association, limited liability company, trust, estate or other similar business entity or organization, including a Governmental Authority.

       "REGISTERED IP" means any of theTransferred IP owned by Seller that has been registered by Seller with a governmental patent office, trademark office or copyright office anywhere in the world.

       "SERVICES AGREEMENT" means the Services Agreement dated as of the date hereof, and executed by the Company and Seller in connection with the execution of this Agreement.

       "SOFTWARE LICENSE AGREEMENT" means the Software License Agreement dated as of the date hereof, and executed by the Company and Seller in connection with the execution of this agreement.

       "SOLVENT" means, with respect to the Seller, that as of the date of determination both (i) (a) the sum of Seller's debt (including contingent liabilities) does not exceed the present fair saleable value of Seller's present assets; (b) Seller's capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) Seller has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) the Seller is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

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       "TAXES"  means  (a) all  foreign,  federal,  state,  local  and other net income, gross income, gross receipts, sales, use AD VALOREM, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of transferee Liability, or being a member of an Affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (c) any Liability for the payment of amounts described in clause (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes; and the term "TAX" means any one of the foregoing Taxes.

       "TAX RETURNS" means all returns, declarations, reports, statements, information statement, forms or other documents filed or required to be filed with respect to any Tax.

       "TRADEMARKS" means any registered and common law trademarks and trade names, service marks and service names, and registrations and applications for registrations thereof and foreign counterparts thereof, Internet domain names and associated content, logos, designs, slogans, trade dress and general intangibles of like nature, including without limitation all associated goodwill.

       "TRADE SECRETS" means any trade secrets, know-how, engineering, production and other designs, inventions, discoveries, concepts, ideas, methods, processes (including design and manufacturing processes), drawings, specifications, formulae, data bases and documentation thereof, technological models, algorithms, behavioral models, logic diagrams, schematics, test vectors, technical information, documentation, websites, data and other commercial or technical information that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy and any other information that is proprietary or confidential, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents.

       "TRANSFERRED ASSETS" means both the Transferred Technology and the Transferred IP (both defined below).

       "TRANSFERRED IP" means the Intellectual Property Rights that are both (a) owned by the Seller or in the case of rights licensed in to Seller by a third party under a Licensed-In Transferred IP Agreement, all of the rights Seller has under such agreement, and (b) embodied in the Transferred Technology.

       "TRANSFERRED TECHNOLOGY" means the Cardiac PET Software, including the software package as currently released and under development, and the source and object code and documentation related thereto, as each of such items exist on the Closing Date of this Agreement. For the avoidance of doubt, the defined term "Transferred Technology" as used


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herein  shall  not  include  any  Intellectual  Property  Rights  (the  relevant
Intellectual Property Rights being dealt with in the definition of "Transferred IP").

                                   ARTICLE II

                               TRANSFER OF ASSETS
2.01. ACQUIRED ASSETS. On the date hereof and upon the terms and subject to the conditions of this Agreement and the Bill of Sale, the Company hereby acquires from Seller and Seller hereby assigns, sells, transfers and conveys to the Company, free and clear of all Liens other than Permitted Liens, all right, title and interest, on a worldwide basis, in and to the Transferred Assets;
provided, however, that Seller shall be permitted retain copies of the Transferred Technology for its continued use under the license granted in the Software License Agreement.

       2.02. CONSIDERATION. The aggregate consideration paid by the Company to Seller in exchange for the Transferred Assets (the "CONSIDERATION") on the date hereof consists of:

       (a)    surrender of the Surrendered Shares; plus

       (b)    surrender of the Surrendered Warrants; plus

       (c)    cancellation  of all  obligations  under the Note,  including  any
interest  accrued  thereunder,   and  termination  of  the  associated  security
interests in Seller's assets;

       (d)    execution and delivery of the Software License Agreement; and

       (e)    execution and delivery of the Services Agreement.

In connection with the execution of this Agreement, the Company has delivered, to Seller for cancellation a certificate representing the Surrendered Shares, a certificate representing the Surrendered Warrants, and the Note. Upon cancellation, the Surrendered Shares, the Surrendered Warrant, and the Note shall be of no further force or effect and none of the rights, obligations, terms conditions, representations, warranties, covenants or other terms of any of them or of the Security Agreement, dated June 29, 2001 between Seller and Imatron (the "Security Agreement"), shall survive. The Company shall deliver such UCC termination statements as Seller may request to terminate the security interest granted pursuant to the Security Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

       3.01. EXISTENCE AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all corporate power and authority required to carry on its business as now conducted and to own and operate the business as now conducted and operated by it. Seller is qualified to conduct business and is in good standing in each jurisdiction in which it conducts its business other than such jurisdictions where the failure to be so qualified, whether singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Transferred Assets or Seller's ability to


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consummate  the  transactions  contemplated  by this  Agreement  and  the  other
Acquisition Documents.

       3.02. AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance by Seller of this Agreement and the other Acquisition Documents, and the consummation of the transactions contemplated hereby and thereby, are within Seller's powers and have been duly authorized by all necessary corporate action on its part. This Agreement and the other Acquisition Documents have been, duly and validly executed by Seller and, assuming the due execution and delivery of this Agreement and the other Acquisition Documents to which it is a party by the Company, will constitute the legal, valid and binding agreements of Seller, enforceable against it in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

       3.03. GOVERNMENTAL OR OTHER AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and the other Acquisition Documents, and the consummation by it of the transactions contemplated hereby and thereby, require no Governmental Approval from any Governmental Authority or any consent, waiver or approval of any other Person.

       3.04. NON-CONTRAVENTION. The execution, delivery and performance of this Agreement and the other Acquisition Documents by Seller, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of Seller, (b) contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to Seller or the Transferred Assets, or (c) (i) result in the creation or imposition of any material Lien (other than Liens for Sales Taxes) on the Transferred Assets, or
(ii) constitute a breach, default or violation of any commitment, judgment, injunction or decree which would have a Material Adverse Effect on the Transferred Assets.

       3.05.  FINANCIAL STATEMENTS.

       (a) Seller has furnished the Company with copies of the following (collectively, the "FINANCIAL STATEMENTS"): (i) an audited balance sheet of Seller as of December 31, 2002, (ii) an unaudited balance sheet of Seller as of March 31, 2003, (iii) an unaudited balance sheet for the Seller as of May 31, 2003, and (iv) the related statements of income and of changes in financial position for such periods. The balance sheet of Seller as of March 31, 2003 is referred to herein as the "SELLER BALANCE SHEET" and the date thereof is referred to herein as the "FINANCIAL INFORMATION DATE".

       (b) The Financial Statements: (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of Seller; (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as noted in the Financial Statements and except with respect to the Financial Statements as of and for the period ended May 31, 2003, which do not include all information and footnotes required by GAAP, but nevertheless reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the Seller's financial position and the results of its operations; (iii) reflect and provide in accordance with GAAP, in the aggregate, adequate reserves in respect

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of all known liabilities of Seller,  including all known contingent liabilities, as of such dates; and (iv) present fairly the financial condition of Seller at such dates and the results of their operations for the fiscal periods then ended.

       (c) Seller keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect (i) the transactions and dispositions of assets of Seller and (ii) the value of inventory calculated in accordance with GAAP. Seller has, and no employee, agent or shareholder of Seller (in their capacity as such as purporting to act in such capacity or on behalf of or in connection with the business or affairs of Seller), directly or indirectly has made any payment of funds of any such entity or received or retained any funds in violation of any applicable law.

       3.06. ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.06, since the Financial Information Date, the business of the Seller has been conducted in the ordinary course consistent with past practice, and there has not been:

       (a) any creation, assumption or sufferance of (whether by action or omission) the existence of any Lien on any of the Transferred Assets, other than Permitted Liens;

       (b) any material change by Seller in its accounting principles, methods or practices or in the manner it keeps its accounting books and records relating to Seller's business, except any such change required by a change in GAAP;

       (c) any material damage, destruction or other casualty loss with respect to any Transferred Asset;

       (d) any sale, encumbrance, assignment or transfer of any assets or properties which would have been included in the Transferred Assets if the Closing had been held on the Financial Information Date or on any date thereafter, except in the ordinary course of business consistent with past practice or as contemplated by this Agreement; or

       (e) any agreement for Seller to take any of the actions specified in paragraphs (a) through (d) above.

       3.07. LITIGATION. Except as set forth on SCHEDULE 3.07, there are no actions, suits, claims, charges, hearings, arbitrations, audits, proceedings (public or private) or, to the Knowledge of Seller, investigations (collectively, "PROCEEDINGS") pending or, to the Knowledge of Seller, threatened
(a) by or against Seller relating to any of the Transferred Assets or (b) that seek to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any of the other Acquisition Documents. There are no existing orders, judgments or decrees of any Governmental Authority against Seller relating to any of the Transferred Assets.

       3.08.  MATERIAL CONTRACTS.

       (a)    SCHEDULE   3.08  lists  each   material   Contract  by  which  the
Transferred Assets are bound. True and complete copies of each of such Contracts have been delivered to the Company.

       3.09.  INTENTIONALLY OMITTED.

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       3.10.  COMPLIANCE  WITH  APPLICABLE  LAWS.  Seller  has  complied  in all respects with any Applicable Laws relating to the Transferred Assets, except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect on the Transferred Assets. Seller is not subject to any order, writ, injunction or decree of any Governmental Authority relating to the Transferred Assets.

       3.11. TAX MATTERS. To the extent that the failure to do so would adversely affect the Company's ownership of the Transferred Assets or result in successor liability, Seller has filed on a timely basis all Tax Returns required to have been filed by it with respect to the Transferred Assets and has paid on a timely basis all Taxes shown thereon as due. Additionally, with respect to those Taxes described in the preceding sentence of this Section 3.12, Seller has not received any notice that it is or may be subject to additional Tax with respect to the Transferred Assets. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon any of the Transferred Assets.

       3.12. SUFFICIENCY. The Transferred Assets constitute all of the software (other than software embedded in Seller's PET scanners that is not cardiac-specific) necessary to utilize the Transferred Technology and Transferred IP as Seller utilized the same prior to the Closing Date, except for such technology and intellectual property rights as are commercially available.

       3.13. INTELLECTUAL PROPERTY. Seller represents and warrants that, unless otherwise set forth on SCHEDULE 3.13:

       (a) except for the Licensed-In Transferred IP, if any, Seller is the sole and exclusive owner, free and clear of all Liens (other than Permitted Liens), of all right, title and interest in and to all of the Transferred IP;

       (b) except for the Licensed-In Transferred IP, if any, each present or past employee, officer, consultant or any other person who developed or created any part of the Transferred IP on behalf of Seller has assigned to has vested in Seller any and all right, title and interest in and to all such Transferred IP;

       (c) to Seller's Knowledge, the Transferred Technology does not incorporate without authorization, permission or right to use, (i) any inventions of any employees of Seller that were made, or any confidential information (including trade secrets) of another Person to which such employees were exposed, prior to their employment by Seller, or (ii) any confidential information (including trade secrets) of another Person to which any independent contractors or consultants have been exposed;

       (d) except for the Licensed-In Transferred IP, if any, Seller has the right to assign all right, title and interest in and to its Transferred IP without seeking the approval or consent of any third party and without payments to any third party;

       (e) Seller has provided true and accurate copies of all Licensed-In Transferred IP Agreements, if any, to the Company, all of which Licensed-In Transferred IP Agreements are listed in SCHEDULE 3.13;

       (f) the Licensed-In Transferred IP Agreements, if any, are binding against Seller and in full force and effect in accordance with their terms and provide Seller with all rights, licenses and authorizations, including without limitation the rights to make, use, practice, sell, import, copy, adapt, distribute, sublicense or otherwise exploit all Licensed-In Transferred IP embodied in the Transferred Technology as set forth in such Licensed-In Transferred IP Agreements;

       (g) Seller has the right to assign all Licensed-In Transferred IP Agreements, if any, to the Company without seeking the approval or consent of any third party and without payments to any third party;

       (h)    the  rights  licensed  under  each   Licensed-In   Transferred  IP
Agreement, if any, will be exercisable by the Company on and after the Closing to the same extent as by the Seller prior to the Closing;

       (i) Seller has provided true and accurate copies of all Licensed-Out Transferred IP Agreements, if any, to the Company, all of which Licensed-Out Transferred IP Agreements are listed in SCHEDULE 3.13;

       (j) to Seller's Knowledge, no Transferred IP Infringes any third party Intellectual Property Rights;

       (k) to Seller's Knowledge, no Claim has been brought or is threatened by any third party that alleges that any Transferred IP Infringes the rights of others;

       (l) no Transferred IP (other than the Licensed-In Transferred IP) is subject to any outstanding order, judgment, decree or stipulation restricting the use thereof by Seller or restricting the sale, transfer, assignment or licensing thereof by Seller to any person;

       (m) Seller has not threatened or initiated any Claim against any third party alleging that such third party Infringes any Transferred IP and, to Seller's Knowledge, no third party is Infringing any Transferred IP;

       (n) to Seller's Knowledge, all of the Transferred IP owned by Seller immediately prior to execution of this Agreement is valid and enforceable;

       (o) Seller has not taken any action, or failed to take any action, that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Registered IP;

       (p) to Seller's Knowledge, all Registered IP has been registered or has been filed and obtained, in accordance with all applicable legal requirements and the registrations for such Registered IP are currently in effect and in compliance with all applicable legal requirements and, without limiting the generality of any of the foregoing, all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Registered IP has been timely paid;

       (q) to Seller's Knowledge, no Registered IP has been or is now involved in any interference, reissue, reexamination, opposition or cancellation proceeding and, to Seller's Knowledge, no such action is or has been threatened with respect to any of the Registered IP;

       (r) to Seller's Knowledge, there has been no prior use of any of the registered trademarks or servicemarks, if any, included in the Registered IP by any other person that would confer upon such person superior rights in such marks;

       (s) Seller has taken reasonable measures to protect and preserve the security, confidentiality of the trade secrets contained within Transferred IP and, without limiting the foregoing, Seller has and enforces a policy requiring each of the employees, consultants and contractors to enter into proprietary information, confidentiality and assignment agreements substantially in Seller's standard forms (which have previously been provided to the Company) and all current and former employees, consultants and contractors of Seller have executed such an agreement.

       (t)    Seller  is   receiving   reasonable   equivalent   value  for  the
Transferred Assets.

       3.14   FINANCIAL CONDITION OF SELLER; THE NOTE.

       (a) Upon giving effect to the transactions contemplated by this Agreement, Seller will be Solvent.

       (b) Seller shall provide the Company with a Solvency Certificate, dated as of the Closing Date and attached hereto as Exhibit 3.14(b), executed by the Chief Financial Officer of Seller, stating that upon giving effect to the transactions contemplated by this Agreement, Seller will be Solvent.

       (c) Seller represents and warrants with regard to the Note that: (i) Seller received $2,000,000 in cash from Imatron under the terms of the Note;
(ii) the Note is a legal, valid and binding obligation of the Seller in full force and effect and is enforceable in accordance with its terms; (iii) Seller has no valid defenses to the payment of the Note.

       (d) Before giving effect to the transactions contemplated by this agreement: (i) the Seller's obligations under the Note were secured by a lien on all of the assets of Seller; (ii) Seller was in default under the terms of the Note; (iii) as a result of Seller's default under the Note, Imatron or, following the merger of Imatron with and into the Company, the Company would have been permitted to foreclose on the Transferred Assets; and (iv) the Transferred Asset constitute collateral that was subject to the lien in favor of the Company pursuant to the Security Agreement.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, the Company hereby represents and warrants to Seller as of the date of this Agreement as follows:

       4.01. EXISTENCE AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all corporate power and authority required to carry on its business as now conducted and to own and operate the business as now conducted and operated by it. The Company is not required to be qualified to conduct business in any state other than such states where the failure to be so qualified, whether singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on it.

       4.02. AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by the Company of this Agreement and the other Acquisition Documents, and the consummation of the transactions contemplated hereby and thereby are within the Company's powers and have been duly authorized by all necessary corporate action on its part. This Agreement has been and, when executed at the Closing, the other Acquisition Documents to which it is a party will have been, duly and validly executed by the Company and, assuming the due execution and delivery of this Agreement and the other Acquisition Documents by Seller, will constitute the legal, valid and binding agreements of the Company, enforceable against it in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

       4.03. LITIGATION. There are no Proceedings pending or, to the Company's Knowledge, threatened: (a) against the Company, its respective activities, properties or assets, or (b) that seek to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any of the other Acquisition Documents. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There are no existing orders, judgments or decrees of any Governmental Authority against the Company.

                                    ARTICLE V

                                    COVENANTS

       5.01. MUTUAL FURTHER ASSURANCES. Each Party hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other commercially reasonable actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the other Acquisition Documents.

       5.02.  FURTHER ASSURANCES OF THE SELLER.

       (a) Upon each reasonable request by the Company, without additional consideration, Seller agrees to promptly execute any documents reasonably requested by the Company and provide reasonable assistance to the Company in accordance with the terms of the Services Agreement, as the Company may deem necessary to procure, maintain, perfect, and enforce the full benefits, enjoyment, rights, title and interest, on a worldwide basis of the Transferred Assets, and render all necessary assistance in making application for and obtaining original, divisional, renewal, or reissued utility and design patents, copyrights, mask works, trademarks, trade secrets contained in the Transferred IP, in the Company's name and for its benefit. In the event the Company is unable for any reason, after reasonable effort, to secure Seller's signature on any document needed in connection with the actions specified herein, Seller hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this paragraph with the same legal force and effect as if executed by Seller. Seller hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that Seller now or may hereafter have for infringement of any Transferred Assets by any third party.

       (b) Upon each reasonable request by Seller, without additional consideration, the Company agrees to execute any necessary documents and provide reasonable and necessary assistance to Seller in confirming the rights licensed to Seller pursuant to the Software License Agreement. The Company agrees not to take any action to challenge or contest any of Seller's the rights licensed to Seller pursuant to the Software License Agreement.

       5.03.  TAX MATTERS.

       (a) ALLOCATION OF PROPERTY TAXES. All personal property taxes and similar AD VALOREM obligations levied with respect to the Transferred Assets for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between Seller and the Company as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and the Company shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Within a reasonable period after the Closing, Seller and the Company shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 5.03(a), together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the Party owing it to the other within ten days after delivery of such statement. Thereafter, Seller shall notify the Company upon receipt of any bill for personal property taxes relating to the Transferred Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to the Company who shall pay the same to the appropriate taxing authority, provided that if such bill covers any part of the Pre-Closing Tax Period, Seller shall also remit prior to the due date of assessment to the Company payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that either Seller or the Company shall thereafter make a payment for which it is entitled to reimbursement under this Section 5.03(a), the other Party shall make such reimbursement promptly, but in no event later than thirty days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 5.03(a) and not made when due shall bear interest at the rate of ten percent per annum.

       (b) COOPERATION. As to the Taxes that are subject to section 5.03(a) from and after the Closing Date, the parties hereto agree to furnish or cause to be furnished to one another, upon request, as promptly as practicable, such information and assistance relating to the Transferred Assets as is reasonably necessary for the filing of all Tax Returns, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim or Proceeding relating to any Tax Return. The parties hereto shall cooperate with each other in the conduct of any audit or other Proceeding related to Taxes involving the Transferred Assets and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 5.03(b).

       (c) RESPONSIBILITY FOR PAYMENT OF TAXES. Taxes attributable to the Transferred Assets other than those treated specifically in Sections 5.03(a) and
(e), shall be borne by the Party incurring such Taxes (other than solely by reason of successor liability or similar provisions of law) under Applicable Law, and each Party shall indemnify, defend and hold the other Party harmless from and against all Taxes for which such Party is liable pursuant to this
Section 5.03(c). The Company shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax Returns for all taxable periods beginning after the Closing Date, shall pay all taxes shown to be due on such Tax Returns, and shall indemnify and hold Seller harmless against, from and respect of all Taxes
(i) for any taxable year or period commencing after the Closing Date, and (ii) for any taxable period beginning before and ending after the Closing Date, other than Taxes attributable to the Pre-Closing Period. The provisions of Section 5.03(b) regarding payment, verification, and interest shall apply to the Taxes that are subject to this Section 5.03(c).

       (d) SALES TAX CERTIFICATES. The Company will provide Seller with an appropriate resale certificate for sales tax purposes.

       (e) SALES AND USE TAXES. The sales, use and any other Taxes arising out of the transfer of the Transferred Assets (the "SALES TAX") shall be determined at Closing based on the allocation described in Section 5.04 and shall be paid by the Company. To the extent permitted by Applicable Law, the Company and Seller shall cooperate fully in minimizing the Sales Tax. To the extent a taxing authority provides notice to Seller of an audit of the Sales Tax, Seller shall immediately notify the Company and the Company shall assume responsibility for such audit and shall pay when due any additional Sales Tax ultimately assessed with respect to the transactions contemplated by this Agreement. The Company shall have complete authority to control, settle or defend any proposed adjustment to the Sales Tax, and Seller shall cooperate fully with the Company, in its defense or settlement of any proposed adjustment to the Sales Tax.

       5.04. ALLOCATION OF CONSIDERATION. The Consideration shall be allocated in accordance with SCHEDULE 5.04, which Schedule shall be drafted by the Company and agreed to by the parties within 10 days of the date hereof. Each of the parties hereto agrees to report the transactions contemplated hereby for state and federal Tax purposes in accordance with such allocation of the Consideration.

       5.05. SOFTWARE LICENSE AGREEMENT. The Company and the Seller shall execute, on the date hereof, the Software License Agreement.

       5.06. MUTUAL RELEASE. By executing this Agreement each Party agrees to accept and grant the following mutual releases. The following mutual releases shall not release any Party from its respective obligations hereunder or under any other documents executed by the parties on the date hereof or from any claims accruing hereunder, thereunder or after the date hereof (collectively, the "Unreleased Obligations").

       (a) In consideration of the mutual covenants contained herein, and subject to all terms and conditions of this Agreement, the Company hereby releases Seller, its affiliates and subsidiaries and their respective attorneys, agents, successors, assigns, employees, officers, shareholders, representatives, and predecessors (the "SELLER RELEASED PARTIES") for any and all claims, causes of action, suits, contracts, counterclaims, demands and/or liabilities, both in law and in equity, known or unknown, contingent or otherwise, other than the unreleased obligations, which the Company may have against the Seller Released Parties (or any of them) as of the date of this Agreement.

       (b) In consideration of the mutual covenants contained herein, and subject to all terms and conditions of this Agreement, Seller hereby releases the Company, its affiliates and subsidiaries and their respective attorneys, agents, successors, assigns, employees, officers, shareholders, representatives, and predecessors (the "COMPANY RELEASED PARTIES") for any and all claims, causes of action, suits, contracts, counterclaims, demands and/or liabilities, both in law and in equity, known or unknown, contingent or otherwise, other than the unreleased obligations which Seller may have against the Company Released Parties (or any of them) as of the date of this Agreement.

                                   ARTICLE VI

                                 INDEMNIFICATION

       6.01. GENERAL SURVIVAL. The parties agree that, regardless of any investigation made by the parties, the representations and warranties of the parties contained in this Agreement or in any schedule, or certificate furnished pursuant hereto shall survive the execution and delivery of this Agreement for a period beginning on the date hereof and ending at 5:00 p.m., New York time, on the date that is eighteen months after the Closing Date. Upon the expiration of a representation or warranty pursuant to this Section 6.01, unless written notice of a claim based on such representation or warranty specifying in reasonable detail the facts on which the claim is based shall have been delivered to the Indemnitor prior to the expiration of such representation or warranty, such representation or warranty shall be deemed to be of no further force or effect, as if never made, and no action may be brought based on the same, whether for indemnification, breach of contract, tort or under any other legal theory. The covenants and agreements of the parties set forth in this Agreement shall survive indefinitely to the extent necessary to give effect to their terms.

       6.02.  INDEMNIFICATION.

       (a) INDEMNIFICATION PROVISIONS FOR THE COMPANY. Subject to the provisions of Section 6.01, from and after the Closing Date, the Company and its Affiliates, officers, directors, stockholders, representatives and agents (collectively the "COMPANY INDEMNITEES") shall be indemnified and held harmless by Seller from and against and in respect of any and all Losses (as defined below) incurred by any the Company Indemnitee resulting from any inaccuracy in or breach of any of Seller's representations and warranties contained in this Agreement or in any schedule or certificate to be furnished pursuant hereto.

       (b) INDEMNIFICATION PROVISIONS FOR SELLER. Subject to the provisions of Section 6.01, from and after the Closing Date, Seller and its Affiliates, officers, directors, stockholders, representatives and agents (collectively, the "SELLER INDEMNITEES") shall be indemnified and held harmless by the Company from and against and in respect of any and all Losses (as defined below) incurred by any Seller Indemnitee, resulting from any inaccuracy in or breach of any of the Company's representations or warranties contained in this Agreement or in any schedule or certificate furnished pursuant to this Agreement or arising from the Company's use of the Transferred Assets (assuming the accuracy of the representations and warranties given by the Seller in Article III of this Agreement).

       For purposes of this Agreement, the term "INDEMNITEE" shall mean either the Company Indemnitee or a Seller Indemnitee, as the case may be, and the term "INDEMNITOR" shall mean either the Company Indemnitor or a Seller Indemnitor, as the case may be.

       (c) For purposes of this Agreement, the term "LOSSES" means any and all deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, assessments, liabilities, losses, damages (excluding indirect, incidental or consequential damages, except to the extent that such damages are awarded to a third party for which an Indemnitee is liable), interest, fines, penalties, costs and expenses (including reasonable legal, accounting and other costs and expenses) incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor.

       (d) No Indemnitee shall be entitled to indemnification for any Losses arising from the breach of any representations and warranties until the aggregate amount of all Losses under all claims of all Indemnities for all such breaches shall exceed fifty thousand Dollars ($50,000) (the "BASKET"), at which time all Losses incurred shall be subject to indemnification hereunder from the first dollar of such Losses.

       (e)    The amount of any Losses otherwise  recoverable under this Section
6.02 shall be reduced by any amounts that the Indemnitees are entitled to receive under insurance policies (net of any costs incurred in connection with the collection thereof including any increases in insurance premiums, any retrospective premium adjustments and experience-based premium adjustments that are directly attributable to such Losses).

       6.03.  MANNER OF INDEMNIFICATION.

       (a) Each indemnification claim shall be made only in accordance with this Article VI.

       (b) If an Indemnitee wishes to make a claim for Losses under Article VI of this Agreement, Indemnitee shall deliver a written notice (a "NOTICE OF CLAIM") to the applicable Indemnitor promptly after becoming aware of the facts giving rise to such claim. The Notice of Claim shall (i) specify in reasonable detail the nature of the claim being made, and (ii) state the aggregate dollar amount of such claim or, if such amount is not known, an estimate of the amount of such Losses (provided that such estimate shall not limit the Losses that are subject to indemnification).

       (c) Following receipt by Indemnitor of a Notice of Claim, the parties shall promptly meet to agree on the rights of the respective parties with respect to each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and amounts agreed upon shall be promptly paid. Any unresolved dispute between the parties shall be resolved in accordance with Section 7.11 and the other applicable provisions of this Agreement.

       6.04. THIRD-PARTY CLAIMS. If the Company becomes aware of a claim of a third party (including for all purposes of this Section 6.04, any Governmental Authority) that the Company believes, in good faith, may result in a claim by it against Seller, the Company shall notify Seller of such claim as promptly as practicable; provided, however, that failure to give prompt notice will not relieve Seller from liability for such indemnification, except if and to the extent that either or both of Seller or the defense or action pursued is actually prejudiced thereby. Seller shall have the right to assume and conduct the defense of such claim. Seller shall conduct such defense in a commercially reasonable manner, and shall be authorized to settle any such claim without the consent of the Company (which consent shall not be unreasonably withheld), provided, however, that: (a) Seller shall not be authorized to encumber any assets of the Company or agree to any restriction that would apply to the Company or the conduct of the Company's business; (b) Seller shall have paid or caused to be paid any amounts arising out of such settlement; and (c) a condition to any such settlement shall be a complete release of the Company with respect to such third party claim. The Company shall be entitled to participate in (but not control) the defense of any third party claim, with its own counsel and at its own expense. The Company shall reasonably cooperate with Seller in the defense of any third party claim. If Seller does not assume the defense of any third party claim in accordance with the provisions hereof, the Company may, but shall have no obligation to, defend such third party claim in a commercially reasonable manner and may settle such third party claim after giving written notice of the terms thereof to Seller

       6.05.  EXCLUSIVE REMEDY.

       (a) Notwithstanding any other provision of this Agreement to the contrary, the provisions of this Article VI shall be the sole and exclusive remedy of the Indemnitees from and after the Closing Date for any deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, assessments, Liabilities, losses, damages, interest, fines, penalties, costs and expenses arising under this Agreement or relating to the transactions contemplated by this Agreement, including claims of breach of any representation, warranty or covenant in this Agreement; PROVIDED, HOWEVER, that the foregoing clause of this sentence shall not be deemed a waiver by any Party of any right to specific performance or injunctive relief nor shall it be deemed a waiver of any claim for fraud. Nothing in this Agreement limits, expands or otherwise affects in any way the rights and remedies of either Party with respect to causes of action arising under the Software License Agreement, or any rights and remedies of Seller or the Company with respect to any infringement or misappropriation of any Intellectual Property of Seller or the Company, as the case may be (including any right of Seller or the Company to seek equitable or injunctive relief in connection therewith), all of which rights and remedies are expressly reserved.

       6.06.  SUBROGATION.  If the  Indemnitor  makes  any  payment  under  this
Article VI in respect of any Losses, the Indemnitor shall be subrogated, to the extent of such payment, to the rights of the Indemnitee against any insurer or third party with respect to such Losses; provided, however, that the Indemnitor shall not have any rights of subrogation with respect to the other Party hereto or any of its Affiliates or any of its or its Affiliates' officers, directors, agents or employees.

       6.06 LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything herein to the contrary, in seeking indemnification for Losses under this Article VI:

       (i) The maximum cumulative aggregate total liability of Seller for its indemnification liabilities under Section 6.02(a) shall not exceed $2,000,000.

       (ii) The foregoing limitation shall not apply to any indemnification claim by any Indemnitee relating to, or that arises from or as a result of any breach of a covenant set forth in Article V hereof in effect following the Closing Date, or any fraudulent conduct or willful misrepresentation on the part of the Indemnitor.

                                   ARTICLE VII

                                  MISCELLANEOUS

       7.01. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the addresses set forth below or to such other address as the Party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (c) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (d) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted:

              If to the Company:
              General Electric Medical Systems
              3000 North Grandveiw Boulevard
              Waukesha, Wisconsin 53188
              Attention: General Counsel
              Facsimile:

              With a copy to:
              Gibson, Dunn & Crutcher LLP
              1801 California St, Suite 4100
              Denver, CO 80202
              Attn: Richard Russo
              Telecopy: (303) 296-5310

              If to Seller:
              Positron Corporation
              1304 Langham Creek Drive #300
              Houston, Texas 77084
              Attn: Mr. Gary Brooks, President


              With a copy to:
              Allen Matkins Leck Gamble & Mallory LLP
              333 Bush Street 17th Floor
              San Francisco, CA 94104
              Attn: Roger S. Mertz
              Telecopy: (415)837-1516

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any Party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

       7.02.  AMENDMENTS; WAIVERS.

       (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective.

       (b) No waiver by a Party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided under Applicable Law.

       7.03. EXPENSES. All costs and expenses incurred in connection with this Agreement and the other Acquisition Documents and in closing and carrying out the transactions contemplated hereby and thereby shall be paid by the Party incurring such cost or expense.

       7.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns. No Party hereto may transfer or assign either this Agreement or any of its rights, interests or obligations hereunder, whether directly or indirectly, by operation of law, merger or otherwise, without the prior written approval of each other Party. No such transfer or assignment shall relieve the transferring or assigning Party of its obligations hereunder if such transferee or assignee does not perform such obligations.

       7.05. GOVERNING LAW. This Agreement shall be construed in accordance with and this Agreement and any disputes or controversies related hereto shall be governed by the internal laws of the State of New York without giving effect to the conflicts of laws principles thereof that would apply the laws of any other jurisdiction.

       7.06. COUNTERPARTS: EFFECTIVENESS. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures were upon the same instrument and delivered in person. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other parties hereto.

       7.07. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to herein, which are hereby incorporated by reference) and the other Acquisition Documents constitute the entire agreement between and among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, representations, statements and negotiations, both written and oral, between and among the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

       7.08. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article, Section, Exhibit or Schedule are references to an Article, Section, Exhibit or Schedule of this Agreement, unless otherwise specified, and include all subparts thereof.

       7.09. SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

       7.10. CONSTRUCTION. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

       7.11.  DISPUTE RESOLUTION.

       (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any Acquisition Document or the validity, interpretation, breach or termination thereof (a "DISPUTE"), including claims seeking redress or asserting rights under Applicable Law, shall be resolved in accordance with the procedures set forth in this Section except as expressly set forth in such Acquisition Document. Until completion of such procedures, no Party may take any action not contemplated herein to force a resolution of the Dispute by any judicial, arbitral or similar process, except to the limited extent necessary to
(i) avoid  expiration of a claim that might  eventually  be permitted  hereby or
(ii) obtain interim relief, including injunctive relief, to preserve the STATUS QUO or prevent irreparable harm.

       (b) All communications between the Parties or their representatives in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as an admission or otherwise), in any judicial or other proceeding for the resolution of the Dispute.

       (c) If a Dispute cannot be resolved at an operational level, either Party may submit the Dispute for resolution by mediation pursuant to the Center for Public Resources (the "CPR") Model Procedure for Mediation of Business Disputes as then in effect. Mediation will continue for at least 30 days from the date such mediation commences unless the mediator chooses to withdraw sooner. At the request of either Party at commencement of the mediation, the mediator will be asked to provide at conclusion an evaluation of the Dispute and the Parties' relative positions.

              (i) After completion of any prior procedures required hereby, either Party may submit the Dispute for resolution by arbitration pursuant to the Rules of the CPR as in effect at the time of the arbitration. The Parties consent to a single, consolidated arbitration for all Disputes for which arbitration is permitted.

              (ii) The arbitral tribunal shall be composed of one arbitrator selected by agreement of the Parties or, in the absence of such agreement within 21 days after either Party first proposes an arbitrator, by the CPR. The arbitration proceedings shall be conducted in the English language, and all documents not in English submitted by any Party must be accompanied by an English translation. The arbitration shall be conducted in Denver, Colorado. Each Party shall be permitted to present its case, witnesses and evidence, if any, in the presence of the other Party. A written transcript of the proceedings shall be made and furnished to the Parties. The arbitrators shall determine the Dispute in accordance with the law of New York, without giving effect to any conflict of laws rules or other rules that might render such law inapplicable or unavailable, and shall apply this Agreement according to its terms.

              (iii) The Parties agree to be bound by any award or order resulting from any arbitration conducted hereunder and further agree that:

                     (A) any monetary award shall include pre-award interest, to the extent appropriate, and shall be made and payable in Dollars through a bank selected by the recipient of such award, free of any withholding tax or other deduction, together with interest thereon at the 6-month London Interbank Offered Rate in effect at such bank on the date of the award, from the date the award is granted to the date it is paid in full;

                     (B) in the context of an attempt by either Party to enforce an arbitral award or order, any defenses relating to the Parties' capacity or the validity of this Agreement or any of the Acquisition Documents under any law are hereby waived; and

                     (C) judgment on any award or order resulting from an arbitration conducted under this Section may be entered and enforced in any court, in any country, having jurisdiction thereof or having jurisdiction over any of the Parties or any of their assets.

              (iv) Except as expressly permitted by this Agreement, no Party will commence or voluntarily participate in any court action or proceeding concerning a Dispute, except (A) for enforcement as contemplated by paragraph
(c)(iii)(D) above, (B) to restrict or vacate an arbitral decision based on the grounds specified under applicable law and not waived in paragraph (c)(iii)(C) above, or (C) for interim relief as provided in paragraph (v) below. For purposes of the foregoing or enforcement of any undisputed obligation, the Parties hereto submit to the non-exclusive jurisdiction of the federal or state courts of the State of New York.

              (v) In addition to the authority otherwise conferred on the arbitral tribunal, the tribunal shall have the authority to make such orders for interim relief, including injunctive relief, as it may deem just and equitable. If the tribunal shall not have been appointed, either Party may seek interim relief from a court having jurisdiction if the award to which the applicant may be entitled may be rendered ineffectual without such interim relief. Upon appointment of the tribunal following any grant of interim relief by a court, the tribunal may affirm or disaffirm such relief, and the Parties will seek modification or rescission of the court action as necessary to accord with the tribunal's decision.

              (vi) The prevailing Party in any arbitration conducted under this Section shall recover from the other Party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

              (vii) The Parties agree that, in so far as it is within their control, and notwithstanding anything to the contrary in the applicable arbitration rules:

                     (A) the arbitrator shall be selected within 21 days after commencement of the arbitration;

                     (B) any discovery that may be permitted will be completed within 60 days and will be not exceed single depositions of no more than three individuals per side who are directly involved and a single, reasonable request for directly relevant documents;

                     (C) any hearing that may be held will take place within 90 days after completion of discovery, and each Party's presentation at the hearing will not require more than three full days;

                     (D) any written briefs submitted to the arbitrator(s) will not exceed a total of 25 pages prior to the hearing and 15 pages subsequently, in each case excluding exhibits; and

                     (E) the decision will be issued within 30 days after the hearing.

       (d) In connection with any Dispute, the Parties expressly waive and forego any right to (i) punitive, exemplary, statutorily-enhanced or similar damages in excess of compensatory damages and (ii) trial by jury.

       7.12. MEANING OF INCLUDE AND INCLUDING. Whenever in this Agreement the word "INCLUDE" or "INCLUDING" is used, it shall be deemed to mean "INCLUDE, WITHOUT LIMITATION" or "INCLUDING, WITHOUT LIMITATION," as the case may be, and the language following "INCLUDE" or "INCLUDING" shall not be deemed to set forth an exhaustive list.

       7.13. THIRD PARTY BENEFICIARIES. No provision of this Agreement shall create any third party beneficiary rights in any Person other than the Indemnitees, including any employee or former employee of Seller or any Affiliate of Seller (including any beneficiary or dependent thereof).

       7.14. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated herein, may cause irreparable injury to the other parties, for which damages, even if available, may not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

       IN WITNESS WHEREOF, the parties hereto have caused this Technology Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    SELLERS:

                                    POSITRON CORPORATION,
                                    a Texas corporation


                                    By:      /s/ Gary H. Brooks
                                             -----------------------------------
                                    Name:    Gary H. Brooks
                                             -----------------------------------
                                    Title:   Chief Executive Officer
                                             -----------------------------------



                                    COMPANY:

                                    GENERAL ELECTRIC COMPANY,
                                    a New York corporation


                                    By:      /s/ Peter Y. Solmssen
                                             -----------------------------------
                                    Name:    Peter Y. Solmssen
                                             -----------------------------------
                                    Title:   Vice President
                                             -----------------------------------